April 27, 2007

Residential Accredit Loans, Inc.

8400 Normandale Lake Boulevard

Minneapolis, Minnesota 55437

Re:	Residential Accredit Loans, Inc.
Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QS6

Ladies and Gentlemen:

We have advised Residential Accredit Loans, Inc. (the “Registrant”) with respect to certain federal income tax aspects of the issuance by the Registrant of the Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QS6 (the “Certificates”). The Certificates will be issued pursuant to a Series Supplement, dated as of April 1, 2007 to the Standard Terms of Pooling and Servicing Agreement, dated as of December 1, 2006, (together, the “Pooling and Servicing Agreement”) as more particularly described in the prospectus dated April 9, 2007 (the “Base Prospectus”) and the prospectus supplement dated April 25, 2007, (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-140610) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on February 12, 2007, and declared effective on April 5, 2007 (the “Registration Statement”). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading “Material Federal Income Tax Consequences” in the Base Prospectus and “Material Federal Income Tax Consequences” in the Prospectus Supplement. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt as our opinion the opinions set forth therein.

Residential Accredit Loans, Inc.

April 27, 2007

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP